                                                                   EXHIBIT 23.1

              Consent of Ernst & Young LLP, Independent Auditors

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-35919) pertaining to the Cell Therapeutics, Inc. 1994 Equity Incentive Plan and the Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan and to the incorporation by reference in the Registration Statement (Form S-3 No. 333-93835) and related Prospectus of our report dated February 25, 2000, with respect to the consolidated financial statements of Cell Therapeutics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP

Seattle, Washington
March 24, 2000